Exhibit 10.3

October 06, 2005

Overland Storage

Attn:  Mr. Bob Lidberg

Subject:  Amendment 3 to SOW # 4902RL1340 between IBM and Overland Storage

Dear Bob,

The parties wish to amend the subject Agreement as follows:

1.  Extend to November 1, 2006.

If the foregoing is in accordance with your understanding, please have an authorized person indicate your concurrence by signing, dating and returning one (1) copy of this Amendment to Shanna Schroeder; Bldg 060, Room M113; 3039 Cornwallis Rd;  Research Triangle Park, 27709.  Retain the other copy for your files.

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS		OVERLAND CORP.
MACHINES CORPORATION
/s/ Phillip D. Haskins	11/2/2005	/s/V.A. LoForti	10/10/05
(Authorized Signature)	(Date)	(Authorized Signature)	(Date)
Phillip D. Haskins		Vernon A. LoForti
Manager, Procurement/Business Operations		(Printed Name)
Tape Storage Procurement
VP & CFO
(Title)